EXHIBIT 10.4

FOURTH AMENDMENT
TO
BUSINESS LOAN AGREEMENT

This FOURTH AMENDMENT TO BUSINESS LOAN AGREEMENT (“Fourth Amendment”) is dated as of August 16, 2010 (“Fourth Amendment Effective Date”), by and between CEDAR RAPIDS BANK & TRUST COMPANY (the “Lender”) and MACC Private Equities, Inc., f/k/a MorAmerica Capital Corporation (the “Borrower”).

RECITALS:

WHEREAS, the Borrower and the Lender are parties to (i) that certain Business Loan Agreement dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August  14, 2009, and a Third Amendment to Business Loan Agreement dated as of March 31, 2010 (the "Third Amendment") (collectively the “Loan Agreement”); (ii) the Commercial Security Agreement, dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August 14, 2009 (the “Commercial Security Agreement”); (iii) the Commercial Pledge and Security Agreement dated as of August 30, 2007, as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August 14, 2009 (the “Commercial Pledge and Security Agreement”); (iv) the Change in Terms Agreement dated March 31, 2010 (the “Change in Terms Agreement”); (v) the Disbursement Request and Authorization dated March 31, 2010 (the “Disbursement Request and Authorization”); (vi) the Notice of Final Agreement dated March 31, 2010 (the “Notice of Final Agreement”); and (vii) the Side Letter dated May 10, 2010 (the “Side Letter” and together with the Loan Agreement, the Commercial Security Agreement, Commercial Pledge and Security Agreement, Change in Terms Agreement, Disbursement Request and Authorization, Notice of Final Agreement, and Side Letter collectively, the “Operative Documents”);

WHEREAS, Borrower and the Lender desire to replace the Third Amendment and the Side Letter with the provisions of this Fourth Amendment.

AMENDMENTS

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

SECTION 1.                      DEFINITIONS.  All terms contained in this Fourth Amendment and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.  After the Fourth Amendment Effective Date, all references in the Loan Agreement, as amended, to “this Agreement,” “herein,” “hereunder,” and words of similar import shall be deemed to be references to the Loan Agreement as amended hereby.  References in the Operative Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as so amended.

SECTION 2.                      AMENDMENTS TO THE LOAN AGREEMENT.  The Bank and Borrower hereby agree, effective upon the Fourth Amendment Effective Date, that the Loan Agreement shall be amended as follows:

2.0           The DEFINITIONS Section of the Loan Agreement is amended by inserting in the appropriate alphabetical order, the following definitions:

Capital Transaction.  The words “Capital Transaction” means one or more transactions for the issuance of common stock, preferred stock, convertible preferred stock or convertible debentures, or warrants, options or rights to subscribe to, convert to or purchase common stock, which transactions produce aggregate proceeds to Borrower of at least $1,000,000.

Liquidity.  The word “Liquidity” means the sum of Seventy Five Percent (75%) of the current value of all publicly traded stocks and other short-term, publicly traded liquid securities held in the name of the Borrower plus all of Borrower’s cash, cash deposits, and cash equivalents.

Fourth Amendment Effective Date.  The words “Fourth Amendment Effective Date” mean the effective date of the Fourth Amendment as set forth therein.

2.1           The Section entitled “Affirmative Covenants” is amended by adding the following paragraphs:

Minimum Liquidity:  At all times after completion of the Capital Transaction, the Company shall maintain minimum Liquidity in the amount of $500,000.  Liquidity shall be measured on the last day of each fiscal quarter and reported on a quarterly basis in a covenant compliance certificate supplied by Borrower to Lender at the same time as Borrower delivers its interim financial statements pursuant to the Loan Agreement.

Capital Transaction:  A meeting of the shareholders of the Company shall be held no later than October 31, 2010, at which the shareholders shall approve the Capital Transaction and the Capital Transaction shall be funded no later than December 31, 2010.

Deposit of Capital Transaction Proceeds:  Deposit a minimum of $150,000 of proceeds of the Capital Transaction in Borrower's primary deposit account with Lender.

SECTION 3                      EFFECT OF AMENDMENT.  This Fourth Amendment supersedes and replaces in full the provisions of the Third Amendment and the Side Letter.   Any terms of the Loan Agreement or any documents that have not been expressly modified or amended by this Fourth Amendment are hereby ratified and confirmed and shall remain in full force and effect between the parties.

SECTION 4.                      COUNTERPARTS.  This Fourth Amendment may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one (1) instrument.  Any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

SECTION 5.                      CONSTRUCTION.  This Fourth Amendment shall be governed by and construed in accordance with the law of the State of Iowa.  Section and paragraph headings contained herein are for the convenience of reference only, and shall not be construed as to affect the interpretation or construction of any substantive provision of this Fourth Amendment.

SECTION 6.                      Borrower hereby acknowledges receipt of a copy of this Agreement.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER LOAN AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the day and year first above written.

MACC PRIVATE EQUITIES, INC.	CEDAR RAPIDS BANK & TRUST
f/k/a MorAmerica Capital Corporation	COMPANY

By:	/s/ Michael W. Dunn	By:	/s/ John Hall
	Michael W. Dunn, its Chairman of the Board		John Hall, its AVP

By:	/s/ Derek J. Gaertner
Derek J. Gaertner, its CFO